HISPANIC TELEVISION NETWORKS, INC.

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS

                                 August 10, 2001

         The undersigned, constituting all of the directors of Hispanic Television Networks, Inc., a Delaware corporation (the "Company"), waiving all notice, hereby consent to the taking of the following action without the holding of a meeting and hereby adopt the following resolutions which shall have the same force and effect as if adopted by a unanimous vote at a meeting called to consider and act upon the same:

                  WHEREAS, the Board of Directors of the Company has approved the creation of a plan to award and issue shares of the Company's common stock, par value $.01 per share ("Common Stock"), to selected outside consultants of the Company, all in accordance with the terms, provisions, and conditions set forth in the Hispanic Television Networks, Inc. Year 2001 Consultant Compensation Plan (the "Plan"); and further

                  WHEREAS, the Board of Directors of the Company now desires to amend the Plan to increase from 3,000,000 to 13,000,000 the maximum number of shares of Common Stock that may be issued pursuant to the Plan;

                  WHEREAS, the Board of Directors of the Company is desirous of assigning specific controls over the issuance or disbursement of any shares to be issued pursuant to the proposed Form S-8 registration to a joint approval of at least two of the following three individuals, Mr. Steve Mortonson, CFO, Mr. James A. Ryffel, Chairman of the Board or Mr. Doug Miller, Board Member. Approval must be obtained from at least two of these individuals prior to the issuance of any shares of S-8 stock.

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company hereby approves the amendment of the next to last sentence of Section 5 of the Plan, so that such sentence shall henceforth read in its entirety as follows:

                  "The total number of shares of Common Stock which may be granted under this Plan shall not exceed 13,000,000 shares in the aggregate."

                  AND FURTHER RESOLVED, that the form of that certain Registration Statement on Form S-8 relating to the 10,000,000 additional shares of Common Stock to be issued pursuant to the Plan (the "Registration Statement"), a copy of which has been reviewed in connection with the adoption of these resolutions, be and hereby is approved; and further

                  RESOLVED, that the appropriate officers of the Company be and each of them hereby are authorized, empowered and directed, for and on behalf of the Company, to prepare or cause to be prepared, and to execute and file with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, a Registration Statement on Form S-8 substantially in the form of the Registration Statement with such changes therein, additions thereto or deletions therefrom that the officers executing the same shall approve, such approval to be conclusively evidenced by the executing officers' execution thereof; and further

                  RESOLVED, that the appropriate officers of the Company are hereby authorized, empowered and directed, for and on behalf of the Company, to prepare or cause to be prepared, and to execute and file with the Commission such amendments to the Registration Statement to change, amend, modify and delete or add to, the Registration Statement, all as they in their discretion deem necessary or advisable; and further

                  RESOLVED, that James A. Ryffel be and hereby is appointed agent for service of process, duly authorized to receive communications and notices from the Commission with respect to the Registration Statement, with the powers which the Act and the rules and regulations promulgated thereunder confer on such person; and further

                  RESOLVED, the Board of Directors acknowledgment and approval of the proposed Form S-8 registration is conditional upon implementation and adoption of an internal control that would require the approval in writing, from at least two of the following three individuals Mr. Steve Mortonson, CFO, Mr. James A. Ryffel, Chairman of the Board or Mr. Doug Miller, Board Member, prior to issuance of any shares of S-8 stock.

                  RESOLVED, that the appropriate officers of the Company be and each of them hereby is authorized, empowered and directed to do and perform all such acts and things and to enter into and execute for and on behalf of the Company all such documents which, in the judgment of the officer taking such action, are necessary or appropriate to effectuate and carry out the purposes and intent of the foregoing resolutions.


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         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date above written.


/s/ James A. Ryffel                            /s/ Hector Saldana
---------------------------                     --------------------------------
    James A. Ryffel                                Hector Saldana


/s/ Douglas K. Miller                          /s/ James Michael Stewart
--------------------------------------------------------------------------------
    Douglas K. Miller                              James Michael Stewart